                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                                     of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 5, 2002

                             AMERICAN SOFTWARE, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)


          Georgia                       0-12456                58-1098795
   --------------------------         ------------             ----------
(State or other jurisdiction of   Commission File Number      (IRS Employer
incorporation or organization)                            Identification Number)


         470 East Paces Ferry Road, N.E., Atlanta, Georgia         30305
         -------------------------------------------------         -----
               (Address of principal executive offices)          (Zip Code)

                                 (404) 261-4381
                                 --------------
              (Registrant's telephone number, including area code)

                                      None
                                      ----
      (Former name, former address and former fiscal year, if changed since last report)

Item 2. Acquisition or Disposition of Assets

On February 5, 2002, American Software, Inc. (the Company) entered into a Stock Purchase Agreement with Infocrossing, Inc. (Nasdaq:IFOX), a New Jersey corporation (IFOX) whereby the Company sold all of the outstanding capital stock of AmQUEST, Inc., a Georgia corporation (AmQUEST), to IFOX . As consideration for the purchase of AmQUEST's shares, IFOX paid to the Company an amount in cash equal to $20,283,072, which amount will be adjusted upon final determination of the working capital of AmQUEST as of January 31, 2002. The Company issued a press release announcing the event, which is attached hereto as Exhibit 99.1.

AmQUEST is a managed services provider, which delivers technology infrastructure management services to enterprise clients. AmQUEST's principal assets consist of
(1) its employees and (2) rights under contracts, leases and licenses of the equipment, real estate, and intellectual property used in performing AmQUEST's business. The Stock Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

    (a)  Not applicable
    (b)  Pro forma financial information:  See Item 7(c), Exhibit 99.2 below.
    (c)  Exhibits:


            Exhibit 2.1 Stock Purchase Agreement dated as of February 5, 2002 by and between Infocrossing, Inc. and American Software, Inc.

            Exhibit 99.1 Press Release of American Software, Inc dated February 5, 2002.

            Exhibit 99.2 The pro forma condensed consolidated balance sheet of American Software, Inc. is presented as if the transaction had occurred on October 31, 2001. The pro forma condensed consolidated statements of operations of American Software, Inc. for the year ended April 30, 2001 and the six-month period ended October 31, 2001 have been presented as if the transaction had occurred on May 1, 2000 and May 1, 2001, respectively.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2002      AMERICAN SOFTWARE, INC.

                           By  /s/ Vincent C. Klinges
                              -------------------------------------------
                               Name:  Vincent C. Klinges
                               Title: Chief Financial Officer